Exhibit 99.1

City National Corporation Reports Record Earnings of $57.7 Million, or $1.13 Per Share; Second-Quarter Revenue and Net Income Rise 11 Percent

    LOS ANGELES--(BUSINESS WIRE)--July 20, 2005--

Conference Call: Today 2:00 p.m. PDT, 800.573.4842, Pass Code 55871547

    City National Corporation (NYSE:CYN), parent company of wholly owned City National Bank, today reported second-quarter net income of $57.7 million, an increase of 11 percent from the same period last year and 4 percent from the first quarter of 2005.
    Earnings per share reached $1.13, up 10 percent from the second quarter of 2004 and 4 percent from the first quarter of this year.
    Year to date, City National has earned net income of $113.2 million, or $2.22 per share.

    HIGHLIGHTS

    -- Second-quarter revenue rose 11 percent over the second quarter of 2004.

    -- Average loans grew to $8.8 billion, up 9 percent from the second quarter of 2004.

    -- Credit quality was again strong. Nonaccrual loans fell to $22.2 million, a 47 percent decline from June 30, 2004. The company required no provision for credit losses, remaining adequately reserved at 1.66 percent of total loans.

    -- Average deposits for the second quarter reached $11.7 billion, up 5 percent from the same period last year.

    -- The second-quarter net interest margin was 4.73 percent, compared with 4.49 percent for the same period last year, and
        4.75 percent for the first quarter of 2005.

    "City National performed well in the second quarter," said Chief Executive Officer Russell Goldsmith. "Double-digit revenue, income and EPS growth primarily reflect encouraging growth in loans and net interest income, excellent credit quality and further increases in our wealth management and other noninterest income. With rising interest rates, a solid California economy, a growing organization and our successful leadership transition in this quarter, City National is well-positioned to achieve its goals in 2005 and beyond."


                             For the three          For the three
                             months ended            months ended
Dollars in millions,            June 30,               March 31,
except per share            2005       2004     %       2005        %
                                              Change            Change
----------------------- -------------------   ------ ---------- ------
Earnings Per Share         $1.13      $1.03      10     $1.09       4
Net Income                  57.7       52.2      11      55.5       4
Average Assets          14,040.6   13,223.4       6  13,873.4       1
Return on Average
 Assets                     1.65 %     1.59 %     4      1.62 %     2
Return on Average
 Equity                    17.03      17.07       0     16.63       2


    OUTLOOK

    Based on current economic conditions and business indicators, management continues to expect earnings per share for 2005 to be approximately 11 percent to 14 percent higher than earnings per share for 2004.

    ASSETS

    Total assets at June 30, 2005 reached $14.5 billion, up 7 percent from the second quarter of last year, primarily because of loan growth. Total assets grew 4 percent from the first quarter of 2005.

    REVENUE

    Second-quarter revenue (net interest income plus noninterest income) grew to $201 million, up 11 percent from the second quarter of 2004 and 2 percent from the first quarter of this year.

    NET INTEREST INCOME

    Fully taxable-equivalent net interest income reached $152.7 million, a 13 percent increase over the second quarter of 2004, and 2 percent higher than the first quarter of this year.
    Net interest income increased approximately $3 million from the first quarter of this year, even though City National's net interest margin declined 2 basis points. The margin narrowed primarily because average loans grew faster than average deposits and the yield on the company's securities portfolio fell 13 basis points.
    The bank's prime rate was 6.25 percent on June 30, up from 4.25 percent at the same time last year, and 5.75 percent on March 31, 2005.


                                                     For the
                              For the three        three months
                              months ended    %       ended       %
Dollars in millions             June 30,     Change  March 31,  Change
                            2005       2004             2005
----------------------- ---------- ---------- ------ ---------- ------
Average Loans           $8,762.4   $8,053.9       9  $8,585.2       2
Average Securities       4,071.5    3,601.0      13   4,115.4      (1)
Average Earning Assets  12,950.3   12,137.3       7  12,798.5       1
Average Deposits        11,678.5   11,121.5       5  11,572.4       1
Average Core Deposits   10,781.6   10,310.7       5  10,628.3       1
Fully Taxable-
 Equivalent
Net Interest Income        152.7      135.6      13     149.9       2
Net Interest Margin         4.73 %     4.49 %     5      4.75 %    (0)


    Second-quarter average loan balances increased 9 percent over the same period last year. Residential mortgage loans grew 16 percent, while commercial loans and commercial real estate mortgage loans each rose 6 percent. Real estate construction loans fell 5 percent, primarily as the result of accelerated repayments due to the fast pace of new home sales and early refinancing by income property developers taking advantage of low interest rates. Compared with the first quarter of this year, average loans increased in all categories except real estate construction.
    Year to date, the company's average loan balances increased 9 percent over the first six months of 2004.
    Total loan balances at June 30, 2005 were $300 million higher than they were at March 31, 2005, reflecting the growth of commercial lending and most real estate-related loan categories.
    City National's average deposits reached $11.7 billion in the second quarter, up 5 percent from the same period last year and 1 percent from the first quarter of 2005.
    Period-end deposits were 3 percent higher than they were at March 31 of this year.
    Year to date, the company's average deposits grew 7 percent over the first six months of 2004.
    As part of its long-standing asset-liability management strategy, the company uses "plain-vanilla" interest-rate swaps to hedge loans, deposits and borrowings. The notional value of these swaps was $1.4 billion at June 30, 2005, up $0.3 billion from the second quarter of last year but unchanged from the first quarter of this year.

    NONINTEREST INCOME

    Second-quarter 2005 noninterest income of $51.4 million was 6 percent higher than the second quarter of 2004, due primarily to higher trust and investment fees. Noninterest income was 26 percent of total revenue in the second quarter of 2005, unchanged from the second quarter of last year and the first quarter of this year.

    Wealth Management

    Trust and investment fees increased 18 percent over the second quarter of 2004, due primarily to an increase in balances under management or administration. Assets under direct management grew more than 18 percent from the same period last year, largely as the result of new business, a strong relative investment performance and higher market values. Increases in market values are reflected in fee income primarily on a trailing-quarter basis.


                                                     At or for
                                 At or for              the
                                 the three          three months
                               months ended      %     ended      %
Dollars in millions              June 30,      Change March 31, Change
                               2005      2004            2005
-------------------------- --------- --------- ------ --------- ------

Trust and Investment Fee
 Revenue                      $19.6     $16.7     18     $19.4      1
Brokerage and Mutual Fund
 Fees                           9.9       9.4      6       9.9      1
Assets Under Management
 (1)                       17,257.5  14,567.2     18  16,378.8      5
Assets Under Management
or Administration          36,972.9  31,749.9     16  35,829.2      3

(1) Excludes $5,539, $3,275, and $6,071 million of assets under management for the CCM minority-owned asset managers as of June 30, 2005, June 30, 2004, and March 31, 2005, respectively


    Other Noninterest Income

    Second-quarter cash management and deposit transaction fees fell 19 percent from the same period last year and 2 percent from the first quarter of 2005, due largely to a higher earnings credit for clients who maintain deposit balances to pay for services.
    International service fees for the second quarter of 2005 grew 17 percent from the same period last year and 21 percent from the first quarter of this year. Behind this growth were sharp increases in the demand for foreign exchange and standby letters of credit.
    Other income was 15 percent higher in the second quarter of 2005 than it was for the same period one year ago. However, it fell 11 percent from the first quarter of 2005, reflecting a decline in the fees collected for participating mortgage loans and other loan-related services.
    In the second quarter of 2005, the company recorded $1 million in gains on the sale of assets and securities, compared with gains of $0.9 million for the second quarter of 2004 and $0.3 million in for the first quarter of this year.

    NONINTEREST EXPENSE

    Second-quarter noninterest expense amounted to $109 million, up 12 percent from the same period last year and 1 percent from the first quarter of 2005. Noninterest expense is up 13 percent year to date.
    Legal and professional fees increased $3.4 million, or 47 percent, from the second quarter of 2004 and 24 percent from the first quarter of this year. These increases reflect costs associated with the company's commitment to further strengthen compliance with the Bank Secrecy Act and the USA Patriot Act.
    Staffing expenses were 8 percent higher than they were one year ago, due to the addition of new sales, business development, regulatory compliance and risk management personnel. However, these expenses fell 4 percent from the first quarter of 2005.
    The company's second-quarter efficiency ratio was 53.39 percent, compared with 52.72 percent for the second quarter of 2004, and 54.10 percent for the first quarter of this year.

    CREDIT QUALITY

    For the eighth consecutive quarter, City National made no provision for credit losses. This decision reflected strong credit quality, management's ongoing assessment of the loan portfolio, loan growth and an improving economic environment. Net loan recoveries in the second quarter amounted to $1.2 million, compared with $0.04 million for the second quarter of 2004 and $0.20 million for the first quarter of this year. Nonaccrual loans at June 30, 2005 were $22.2 million, down 47 percent from June 30, 2004 and 26 percent from March 31, 2005. They now amount to 25 basis points of total loans.
    At June 30, 2005 the allowance for loan losses was $148 million or
1.66 percent of total loans. The reserve for unfunded credit commitments was $13.8 million.

    INCOME TAXES

    The company's effective tax rate for the second quarter was 37.3 percent, compared with 37.4 percent for all of 2004. As previously reported, the California Franchise Tax Board has taken the position that certain real estate investment trust and registered investment company tax deductions shall be disallowed under California law adopted in the fourth quarter of 2003. While management continues to believe that the tax benefits realized in previous years were appropriate, the company deemed it prudent to participate in the statutory Voluntary Compliance Initiative-Option 2, requiring payment of all California taxes and interest on the disputed 2000-through-2002 tax years, and permitting the company to claim a refund for these years while avoiding certain potential penalties.
    City National has elected to proceed with its claim for refund as allowed by law. The company's strategic and financial positions remain unchanged from the first quarter of this year. Its receivable related to the disputed taxes is $23.7 million, net of previously established reserves.

    CAPITAL LEVELS

    The company remains well-capitalized. Total risk-based capital and Tier 1 risk-based capital ratios at June 30, 2005 were 15.45 percent and 11.91 percent, compared with the minimum regulatory standards of 10 percent and 6 percent, respectively, for "well-capitalized" institutions. The company's Tier 1 leverage ratio at June 30, 2005 was
8.39 percent, well above the regulatory minimum ratio of 5 percent.
    At March 31, 2005 total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios were 15.27 percent, 11.69 percent and 8.12 percent, respectively.
    Shareholders' equity to assets at June 30, 2005 was 9.68 percent, compared with 9.10 percent at the same time last year and 9.49 percent at March 31 of this year.
    The accumulated other comprehensive loss at June 30, 2005 was $12.9 million, compared with $38.4 million at the same time last year and $43.3 million at March 31, 2005. The average duration of total available-for-sale securities at June 30 was 3.1 years, compared with
3.8 years at the same time last year and 3.5 years at March 31, 2005.

    CONFERENCE CALL

    City National Corporation will host a conference call this afternoon to discuss results for the second quarter of 2005. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (800) 573-4842 and enter pass code 55871547. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com. There, it will be archived and available for 12 months.

    ABOUT CITY NATIONAL

    City National Corporation is a financial services company with $14.5 billion in total assets. Its wholly owned subsidiary, City National Bank, is California's Premier Private and Business Bank(R). The bank provides banking, investment, and trust services through 53 offices, including 12 full-service regional centers, in Southern California, the San Francisco Bay Area and New York City. City National and its affiliates manage or administer approximately $37 billion in client trust and investment assets, including more than $17 billion under direct management.
    City National is in the process of opening four new branches in Southern California and relocating three more. The company, which is celebrating its 30th anniversary in Orange County, added a new office in Anaheim on July 18. In two weeks, it will open another one in Newport Beach.
    In May, the company announced that Chief Credit Officer Chris Warmuth would become President of City National Bank. He succeeded George H. Benter, Jr., who became Vice Chairman of the bank. The company also announced that former Regional Manager Dallas Haun had been promoted to a newly created position as the leader of regional private and commercial banking.
    For more information about City National, visit the company's Website at cnb.com.

    SAFE-HARBOR LANGUAGE

    This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.
    Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include
(1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company's markets,
(4) other-than-expected credit losses due to real estate cycles or other economic events, (5) earthquake or other natural disasters affecting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses, and (7) the impact of changes in regulatory, judicial, or legislative tax treatment of business transactions. Management cannot predict at this time the extent of the economic recovery, and a slowing or reversal could adversely affect our performance in a number of ways including decreased demand for our products and services and increased credit losses. Likewise, changes in deposit interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels. Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings.
    For a more complete discussion of these risks and uncertainties, see the company's report on Form 10-Q for the quarter ended March 31, 2005, and its Annual Report on
    Form 10-K for the year ended December 31, 2004 and particularly the section of Management's Discussion and Analysis therein titled "Cautionary Statement for Purposes of the 'Safe Harbor' Provisions of the Private Securities Litigation Reform Act of 1995."


CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)


                         Three Months              Six Months
                   ------------------------ --------------------------
For The Period                          %                          %
 Ended June 30,      2005    2004   Change     2005     2004   Change
------------------ ------------------------ --------------------------
Per Common Share
 Net Income
    Basic           $1.18   $1.07       10    $2.30    $2.11        9
    Diluted          1.13    1.03       10     2.22     2.03        9
 Dividends           0.36    0.32       13     0.72     0.64       13
 Book value                                   28.51    25.05       14

Results of Operations:
(In millions)
 Net interest
  income             $150    $132       13     $296     $263       12
 Net interest
  income (Fully
  tax-equivalent)     153     136       13      303      270       12
 Total revenue        201     181       11      398      358       11
 Provision for
  credit losses         -       -        -        -        -        -
 Net income            58      52       11      113      103       10

Financial Ratios:
 Performance
  Ratios:
    Return on
     average
     assets          1.65 %  1.59 %            1.64 %   1.60 %
    Return on
     average
     shareholders'
     equity         17.03   17.07             16.83    16.91
    Average
     shareholders'
     equity to
     average
     assets          9.68    9.30              9.71     9.42
    Net interest
     margin          4.73    4.49              4.74     4.54
    Efficiency
     ratio          53.39   52.72             53.74    53.05
 Capital Adequacy
  Ratios (Period
  end):
    Shareholders' equity to total assets       9.68     9.10
    Tier 1 leverage                            8.39     7.68
    Tier 1 risk-based capital                 11.91    11.08
    Total risk-based capital                  15.45    14.77

Asset Quality Ratios:
 Allowance for
  loan losses to:
    Total loans                                1.66 %   1.89 %
    Nonaccrual loans                         667.52   366.39
 Nonperforming
  assets to:
    Total loans and nonperforming assets       0.25     0.51
    Total assets                               0.15     0.31
 Net (charge-offs)/recoveries
  to
    Average total
     loans
     (annualized)    0.05 %   n/m %            0.03    (0.02)

Average Balances:
 (In millions)
 Loans             $8,762  $8,054        9   $8,674   $7,970        9
 Interest-earning
  assets           12,950  12,137        7   12,875   11,870        8
 Assets            14,041  13,223        6   13,957   12,920        8
 Core deposits     10,782  10,311        5   10,706    9,966        7
 Deposits          11,679  11,122        5   11,626   10,828        7
 Interest-bearing
  liabilities       6,527   6,402        2    6,589    6,316        4
 Shareholders'
  equity            1,359   1,230       10    1,356    1,226       11

Period-End
 Balances: (In
 millions)
 Loans                                       $8,886   $8,125        9
 Assets                                      14,476   13,486        7
 Core deposits                               11,141   10,664        4
 Deposits                                    12,152   11,455        6
 Shareholders' equity                         1,401    1,228       14


Wealth Management:
 (In millions) (1)
 Assets under management                    $17,258  $14,567       18
 Assets under management and administration  36,973   31,750       16


(1) Excludes $5,539 and $3,275 million of assets under management for the Convergent Capital Management minority-owned asset managers as of June 30, 2005 and June 30, 2004, respectively.



CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)


                           Three Months Ended      Six Months Ended
(Dollars in thousands            June 30,              June 30,
 except per share data)     -------------------- ---------------------
                        2005    2004  % Change  2005    2004  % Change
 ---------------------------------------------------------------------

Net Interest Income  $149,646  $132,275   13  $296,072  $263,247   12

Provision for Credit
 Losses                     -         -    -         -         -    -

Noninterest Income
   Trust and
    investment fees    19,632    16,664   18    39,069    32,252   21
   Brokerage and
    mutual fund fees    9,928     9,367    6    19,796    18,093    9
   Cash management
    and deposit
     transaction fees   8,874    10,942  (19)   17,884    22,040  (19)
   International
    services            5,908     5,042   17    10,796    10,168    6
   Bank-owned life
    insurance             652       715   (9)    1,516     1,546   (2)
   Other service
    charges and fees    5,359     4,665   15    11,372     9,237   23
   Gain (loss) on
    sale of assets        162         -  n/m       185         -  n/m
   Gain (loss) on
    sale of
    securities            844       871   (3)    1,099     1,500  (27)
                     --------- ---------      --------- ---------
    Total
     noninterest
     income            51,359    48,266    6   101,717    94,836    7

Noninterest Expense
   Salaries and
    employee
    benefits           63,839    59,306    8   130,471   118,982   10
   Net occupancy of
    premises            8,727     7,020   24    16,343    13,662   20
   Legal and
    professional
    fees               10,791     7,359   47    19,505    14,131   38
   Information
    services            5,010     4,588    9    10,176     9,110   12
   Depreciation         3,540     3,274    8     7,155     6,502   10
   Amortization of
    intangibles         1,441     1,760  (18)    2,882     3,519  (18)
   Marketing and
    advertising         3,943     3,812    3     7,517     7,319    3
   Office services      2,688     2,487    8     5,177     4,906    6
   Equipment              646       636    2     1,195     1,401  (15)
   Minority interest
    expense             1,532     1,306   17     3,343     2,906   15
   Other                6,796     5,413   26    13,504    10,654   27
                     --------- ---------      --------- ---------
    Total
     noninterest
     expense          108,953    96,961   12   217,268   193,092   13
                     --------- ---------      --------- ---------

Income Before Taxes    92,052    83,580   10   180,521   164,991    9

Applicable Income
 Taxes                 34,345    31,380    9    67,353    61,893    9
                     --------- ---------      --------- ---------

Net Income            $57,707   $52,200   11  $113,168  $103,098   10
                     ========= =========      ========= =========

Other Data:
   Earnings per
    common share -
    basic               $1.18     $1.07   10     $2.30     $2.11    9
   Earnings per
    common share -
    diluted             $1.13     $1.03   10     $2.22     $2.03    9
   Dividends paid
    per common share    $0.36     $0.32   13     $0.72     $0.64   13
   Dividend payout
    ratio               30.85 %   30.06 %  3     31.43 %   30.38 %  3
   Return on average
    assets               1.65 %    1.59 %  4      1.64 %    1.55 %  6
   Return on average
    shareholders'
    equity              17.03 %   17.07 %  -     16.83 %   16.42 %  2
   Net interest
    margin (Fully
    taxable-
    equivalent)          4.73 %    4.49 %  5      4.74 %    4.57 %  4
   Full-time
    equivalent
    employees           2,477     2,346    6



CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)


                                                     2005
                                        -----------------------------
(Dollars in thousands                    Second     First    Year to
 except per share data)                  Quarter   Quarter     Date
--------------------------------------- --------- --------- ---------
Net Interest Income                     $149,646  $146,426  $296,072

Provision for Credit Losses                    -         -         -

Noninterest Income
 Trust and investment fees                19,632    19,437    39,069
 Brokerage and mutual fund fees            9,928     9,868    19,796
 Cash management
  deposit transaction fees                 8,874     9,010    17,884
 International services                    5,908     4,888    10,796
 Bank-owned life insurance                   652       864     1,516
 Other service charges and fees            5,359     6,013    11,372
 Gain on sale of assets                      162        23       185
 Gain on sale of securities                  844       255     1,099
                                        --------- --------- ---------
  Total noninterest income                51,359    50,358   101,717

Noninterest Expense
 Salaries and employee benefits           63,839    66,632   130,471
 Net occupancy of premises                 8,727     7,616    16,343
 Legal and professional fees              10,791     8,714    19,505
 Information services                      5,010     5,166    10,176
 Depreciation                              3,540     3,615     7,155
 Amortization of intangibles               1,441     1,441     2,882
 Marketing and advertising                 3,943     3,574     7,517
 Office services                           2,688     2,489     5,177
 Equipment                                   646       549     1,195
 Minority interest expense                 1,532     1,811     3,343
 Other                                     6,796     6,708    13,504
                                        --------- --------- ---------
  Total noninterest expense              108,953   108,315   217,268

Income Before Taxes                       92,052    88,469   180,521

Applicable Income Taxes                   34,345    33,008    67,353
                                        --------- --------- ---------

Net Income                               $57,707   $55,461  $113,168
                                        ========= ========= =========

Other Data:
 Earnings per common share - basic         $1.18     $1.13     $2.30
 Earnings per common share - diluted       $1.13     $1.09     $2.22
 Dividends paid per common share           $0.36     $0.36     $0.72
 Dividend payout ratio                     30.85 %   32.02 %   31.43 %
 Return on average assets                   1.65 %    1.62 %    1.64 %
 Return on average shareholders' equity 17.03 % 16.63 % 16.83 % Net interest margin (Fully taxable-
  equivalent)                               4.73 %    4.75 %    4.74 %
 Full-time equivalent employees            2,477     2,445


CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)


                                         2004
                    -------------------------------------------------
(Dollars in          Fourth     Third    Second     First     Full
 thousands except    Quarter   Quarter   Quarter   Quarter    Year
  per share data)
------------------- --------- --------- --------- --------- ---------
Net Interest Income $145,300  $137,341  $132,275  $130,972  $545,888

Provision for
 Credit Losses             -         -         -         -         -

Noninterest Income
 Trust and
  investment fees     19,264    16,850    16,664    15,588    68,366
 Brokerage and
  mutual fund fees     9,909     9,675     9,367     8,726    37,677
 Cash management
  deposit transaction
  fees                 9,024    10,322    10,942    11,098    41,386
 International
  services             5,425     5,191     5,042     5,126    20,784
 Bank-owned life
  insurance              678       588       715       831     2,812
 Other service
  charges and fees     5,204     4,678     4,665     4,572    19,119
 Gain on sale of
  assets                   -         9         -         -         9
 Gain (loss) on
  sale of
  securities          (7,715)      327       871       629    (5,888)
                    --------- --------- --------- --------- ---------
       Total
        noninterest
        income        41,789    47,640    48,266    46,570   184,265

Noninterest Expense
 Salaries and
  employee benefits   60,926    59,675    59,306    59,676   239,583
 Net occupancy of
  premises             9,454     7,513     7,020     6,642    30,629
 Legal and
  professional fees   11,938     8,193     7,359     6,772    34,262
 Information
  services             5,170     4,522     4,588     4,522    18,802
 Depreciation          3,503     3,614     3,274     3,228    13,619
 Amortization of
  intangibles          1,798     1,763     1,760     1,759     7,080
 Marketing and
  advertising          4,513     3,666     3,812     3,507    15,498
 Office services       2,955     2,444     2,487     2,419    10,305
 Equipment               581       478       636       765     2,460
 Minority interest
  expense                584     1,502     1,306     1,600     4,992
 Other                 6,625     5,893     5,413     5,241    23,172
                    --------- --------- --------- --------- ---------
       Total
        noninterest
        expense      108,047    99,263    96,961    96,131   400,402
                    --------- --------- --------- --------- ---------

Income Before Taxes   79,042    85,718    83,580    81,411   329,751

Applicable Income
 Taxes                29,296    32,240    31,380    30,513   123,429
                    --------- --------- --------- --------- ---------

Net Income           $49,746   $53,478   $52,200   $50,898  $206,322
                    ========= ========= ========= ========= =========

Other Data:
 Earnings per
  common share -
  basic                $1.01     $1.09     $1.07     $1.04     $4.21
 Earnings per
  common share -
  diluted              $0.97     $1.04     $1.03     $1.00     $4.04
 Dividends paid per
  common share         $0.32     $0.32     $0.32     $0.32     $1.28
 Dividend payout
  ratio                31.81 %   29.51 %   30.06 %   30.71 %   30.50 %
 Return on average
  assets                1.40 %    1.56 %    1.59 %    1.62 %    1.54 %
 Return on average
  shareholders'
  equity               14.87 %   16.80 %   17.07 %   16.75 %   16.34 %
 Net interest
  margin (Fully
  taxable-
  equivalent)           4.54 %    4.46 %    4.49 %    4.66 %    4.54 %
 Full-time
  equivalent
  employees            2,347     2,348     2,346     2,341



CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)



                                                  2005
                                       ---------------------------
                                          Second         First
(In thousands)                            Quarter       Quarter
-------------------------------------- ------------- -------------
Assets
 Cash and due from banks                   $406,709      $386,999
 Federal funds sold                         400,000       190,000
 Due from banks - interest-bearing           34,676        36,982
 Securities-available-for-sale            4,057,267     4,018,969
 Trading account securities                  22,337        37,490
 Loans:
  Commercial                              3,320,836     3,082,663
  Commercial real estate mortgages        1,892,187     1,919,788
  Residential mortgages                   2,398,627     2,323,879
  Real estate construction                  741,486       772,000
  Equity lines of credit                    310,101       274,735
  Installment                               223,029       212,398
                                       ------------- -------------
      Total loans                         8,886,266     8,585,463
        Allowance for loan losses          (147,930)     (147,607)
                                       ------------- -------------
      Net loans                           8,738,336     8,437,856
 Premises and equipment, net                 73,169        68,354
 Goodwill                                   251,494       251,494
 Other assets                               491,610       489,894
                                       ------------- -------------
  Total assets                          $14,475,598   $13,918,038
                                       ============= =============

Liabilities:
 Deposits:
  Noninterest-bearing                    $6,468,339    $6,069,061
  Interest-bearing                        5,683,869     5,693,563
                                       ------------- -------------
      Total deposits                     12,152,208    11,762,624
 Federal funds purchased and
  securities sold under
  repurchase agreement                      204,052       155,645
 Other short-term borrowed funds             27,678           125
 Subordinated debt                          285,771       280,068
 Other long-term debt                       233,290       224,829
 Minority Interest                           25,400        25,525
 Other liabilities                          146,311       149,039
                                       ------------- -------------
  Total liabilities                      13,074,710    12,597,855

Shareholders' Equity
 Common stock                                50,640        50,712
 Additional paid-in capital                 415,802       419,505
 Retained earnings                        1,035,589       995,688
 Accumulated other
  comprehensive loss                        (12,948)      (43,288)
 Deferred equity compensation               (16,821)      (19,893)
 Treasury shares                            (71,374)      (82,541)
                                       ------------- -------------
  Total shareholders' equity              1,400,888     1,320,183
                                       ------------- -------------
  Total liabilities and shareholders'
   equity                               $14,475,598   $13,918,038
                                       ============= =============



CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)



                                          2004
                   ---------------------------------------------------
                      Fourth       Third        Second       First
(In thousands)       Quarter      Quarter      Quarter      Quarter
------------------ ------------ ------------ ------------ ------------
Assets
  Cash and due
   from banks         $240,492     $410,694     $485,208     $472,541
  Federal funds
   sold                427,000      890,000      595,000      519,000
  Due from banks -
   interest-
   bearing             236,362       37,890       76,890       34,570
  Securities-
   available-for-
   sale              4,114,298    3,780,750    3,518,757    3,612,173
  Trading account
   securities           75,878       49,752       28,893       39,549
  Loans:
    Commercial       3,030,363    2,912,703    2,981,806    3,086,307
    Commercial
     Real estate
      mortgages      2,248,742    1,852,472    1,842,956    1,807,591
    Residential
     mortgages       1,892,823    2,167,623    2,114,335    1,977,952
    Real estate
     construction      847,364      797,109      782,435      741,637
    Equity lines
     of credit         255,194      242,050      214,533      197,269
    Installment        219,701      202,180      189,431      156,883
                   ------------ ------------ ------------ ------------
         Total
          loans      8,494,187    8,174,137    8,125,496    7,967,639
         Allowance
          for loan
          losses      (148,568)    (148,056)    (153,271)    (154,498)
                   ------------ ------------ ------------ ------------
         Net loans   8,345,619    8,026,081    7,972,225    7,813,141
  Premises and
   equipment, net       68,624       63,097       60,488       60,175
  Goodwill             253,740      253,817      253,736      253,737
  Other assets         469,500      469,319      494,549      426,212
                   ------------ ------------ ------------ ------------
    Total assets   $14,231,513  $13,981,400  $13,485,746  $13,231,098
                   ============ ============ ============ ============

Liabilities:
  Deposits:
    Noninterest-
     bearing        $6,026,428   $5,922,689   $5,809,241   $5,525,627
    Interest-
     bearing         5,960,487    5,942,864    5,645,678    5,609,050
                   ------------ ------------ ------------ ------------
         Total
          deposits  11,986,915   11,865,553   11,454,919   11,134,677
  Federal funds
   purchased and
   securities
    sold under
     repurchase
     agreement         204,654       71,570       94,898       88,063
  Other short-term
   borrowed funds          125       50,125       50,125       50,125
  Subordinated
   debt                288,934      291,073      286,896      300,758
  Other long-term
   debt                230,416      231,882      224,488      239,804
  Minority
   Interest             26,362       27,180       27,180       27,180
  Other
   liabilities         145,572      130,790      119,431      150,561
                   ------------ ------------ ------------ ------------
    Total
     liabilities    12,882,978   12,668,173   12,257,937   11,991,168

Shareholders' Equity
  Common stock          50,589       50,585       50,578       50,583
  Additional paid-
   in capital          410,216      409,597      408,463      409,235
  Retained
   earnings            957,987      924,066      886,367      849,859
  Accumulated
   other comprehensive
   income (loss)        (1,352)       3,683      (38,418)      32,237
  Deferred equity
   compensation        (12,262)     (13,355)     (13,343)     (14,343)
  Treasury shares      (56,643)     (61,349)     (65,838)     (87,641)
                   ------------ ------------ ------------ ------------
    Total
     shareholders'
     equity          1,348,535    1,313,227    1,227,809    1,239,930
                   ------------ ------------ ------------ ------------
    Total
     liabilities
     and
     shareholders'
     equity        $14,231,513  $13,981,400  $13,485,746  $13,231,098
                   ============ ============ ============ ============



CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)



                                                   2005
                                       -----------------------------
                                        Second     First    Year To
(Dollars in thousands)                  Quarter   Quarter     Date
-------------------------------------- --------- --------- ---------
Allowance for Loan Losses
Balance at beginning of period         $147,607  $148,568  $148,568

Net (charge-offs)/recoveries:
  Commercial                              1,067     2,117     3,184
  Commercial real estate mortgages            7    (1,893)   (1,886)
  Residential mortgages                       1         2         3
  Real estate construction                   71        23        94
  Equity lines of credit                     39         1        40
  Installment                                 5       (18)      (13)
                                       --------- --------- ---------
     Total net (charge-offs)/recoveries   1,190       232     1,422

Provision charged to expense                  -         -         -

Provision allocated (to) from reserve
  for off-balance sheet commitments        (867)   (1,193)   (2,060)
                                       --------- --------- ---------

Balance at end of period               $147,930  $147,607  $147,930
                                       ========= ========= =========


Net (Charge-Offs)/Recoveries to Average Total Loans: (annualized)

  Commercial                               0.13 %    0.28 %    0.20 %
  Commercial real estate mortgages         0.00 %   (0.41)%   (0.20)%
  Residential mortgage                     0.00 %    0.00 %    0.00 %
  Real estate construction                 0.04 %    0.01 %    0.02 %
  Equity lines of credit                   0.05 %    0.00 %    0.03 %
  Installment                              0.01 %   (0.03)%   (0.01)%
     Total loans                           0.05 %    0.01 %    0.03 %

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period          $12,944   $11,751   $11,751
  Provision for credit losses               867     1,193     2,060
                                       --------- --------- ---------
Balance at end of period                $13,811   $12,944   $13,811
                                       ========= ========= =========



                                         2004
                    -------------------------------------------------
                     Fourth     Third    Second     First     Full
(Dollars in          Quarter   Quarter   Quarter   Quarter    Year
 thousands)
----------------------------- --------- --------- --------- ---------
Allowance for Loan
 Losses
Balance at beginning
 of period          $148,056  $153,271  $154,498  $156,015  $156,015

Net (charge-offs)/
 recoveries:
 Commercial            1,280    (3,030)     (955)       68    (2,637)
 Commercial real
  estate mortgages    (1,274)   (1,705)      975      (870)   (2,874)
 Residential
  mortgages               (3)       14         -         -        11
 Real estate
  construction            34        19        18        29       100
 Equity lines of
  credit                   1         -         1         1         3
 Installment             (70)      (64)        6      (142)     (270)
                    --------- --------- --------- --------- ---------
  Total net (charge-
   offs)/recoveries      (32)   (4,766)       45      (914)   (5,667)

Provision charged to
 expense                   -         -         -         -         -

Provision allocated
 (to) from reserve
 for off-balance
  sheet commitments      544      (449)   (1,272)     (603)   (1,780)
                    --------- --------- --------- --------- ---------

Balance at end of
 period             $148,568  $148,056  $153,271  $154,498  $148,568
                    ========= ========= ========= ========= =========


Net (Charge-Offs)/Recoveries to Average Total Loans: (annualized)

 Commercial             0.16 %   (0.39)%   (0.12)%    0.01 %   (0.09)%
 Commercial real
  estate mortgages     (0.28)%   (0.37)%    0.22 %   (0.19)%   (0.16)%
 Residential
  mortgage             (0.00)%    0.00 %    0.00 %    0.00 %    0.00 %
 Real estate
  construction          0.02 %    0.01 %    0.01 %    0.02 %    0.01 %
 Equity lines of
  credit                0.00 %    0.00 %    0.00 %    0.00 %    0.00 %
 Installment           (0.30)%   (0.28)%    0.03 %   (0.70)%   (0.15)%
  Total loans          (0.00)%   (0.23)%    0.00 %   (0.05)%   (0.07)%

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning
 of period           $12,295   $11,846   $10,574    $9,971    $9,971
 Provision for
  credit losses         (544)      449     1,272       603     1,780
                    --------- --------- --------- --------- ---------
Balance at end of
 period              $11,751   $12,295   $11,846   $10,574   $11,751
                    ========= ========= ========= ========= =========


CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)



                      2005                        2004
                ----------------- -----------------------------------
                 Second   First    Fourth   Third    Second   First
(Dollars in     Quarter  Quarter  Quarter  Quarter  Quarter  Quarter
 thousands)
--------------- -------- -------- -------- -------- -------- --------
Nonaccrual Loans
  Commercial    $17,982  $25,117  $30,334  $28,127  $34,651  $37,457
  Commercial
   real estate
   mortgages      1,543    1,945    2,255    4,032    3,238    4,811
  Residential
   mortgages      1,990    1,990       94    1,193    2,371       11
  Real estate
   construction                -      790    1,163    1,168        -
  Equity lines
   of credit         22      212      380      384       25       25
  Installment       624      654      785      370      380      429
                -------- -------- -------- -------- -------- --------
    Total
     nonaccrual
     loans       22,161   29,918   34,638   35,269   41,833   42,733

Other
 Nonperforming
 Assets               -        -        -        -        -        -
                -------- -------- -------- -------- -------- --------

 Total
  nonperforming
  assets        $22,161  $29,918  $34,638  $35,269  $41,833  $42,733
                ======== ======== ======== ======== ======== ========

Loans 90 Days
 or More Past
 Due
 on Accrual
  Status           $103     $807     $142   $3,586     $153   $5,057

Allowance for
 loan losses as
 a percentage
 of:
 Nonaccrual
  loans          667.52 % 493.37 % 428.92 % 419.79 % 366.39 % 361.54 %
 Total
  nonperforming
  assets         667.52 % 493.37 % 428.92 % 419.79 % 366.39 % 361.54 %
 Total loans       1.66 %   1.72 %   1.75 %   1.81 %   1.89 %   1.94 %

Nonaccrual
 loans as a
 percentage of
 total loans       0.25 %   0.35 %   0.41 %   0.43 %   0.51 %   0.54 %

Nonperforming
 assets as a
 percentage of:
 Total loans
  and other
  nonperforming
  assets           0.25 %   0.35 %   0.41 %   0.43 %   0.51 %   0.54 %
 Total Assets      0.15 %   0.21 %   0.24 %   0.25 %   0.31 %   0.32 %



CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

                                          2005
                    --------------------------------------------------
                    Second Quarter    First Quarter     Year to Date
                    ---------------- ---------------- ----------------
                    Average  Average Average  Average Average  Average
(Dollars in         Balance   Rate   Balance   Rate   Balance   Rate
 millions)
------------------- -------- ------- -------- ------- -------- -------
Assets
  Interest-earning
   assets
    Loans
     Commercial      $3,225   6.06 %  $3,111   5.75 %  $3,169   5.89 %
     Commercial
      real estate
      mortgages       1,926   6.61     1,877   6.57     1,901   6.59
     Residential
      mortgages       2,354   5.47     2,286   5.56     2,320   5.52
     Real estate
      construction      742   7.23       830   6.63       786   6.92
     Equity lines
      of credit         297   5.70       265   5.42       281   5.57
     Installment        218   6.39       216   6.28       217   6.68
                    --------         --------         --------
     Total loans      8,762   6.12     8,585   5.97     8,674   6.05
    Due from banks
     - interest-
     bearing             37   1.24        65   1.34        51   1.30
    Federal funds
     sold and
     securities
     purchased
      under resale
      agreements         80   2.76        33   2.59        57   2.71
    Securities
     available-for-
     sale             4,034   4.25     4,078   4.38     4,056   4.31
    Trading account
     securities          37   3.25        38   2.40        37   2.83
                    --------         --------         --------
     Total
      interest-
      earning
      assets         12,950   5.49    12,799   5.42    12,875   5.46
    Allowance for
     loan losses       (148)            (149)            (148)
    Cash and due
     from banks         443              441              442
    Other non-
     earning assets     796              782              788
                    --------         --------         --------
     Total assets   $14,041          $13,873          $13,957
                    ========         ========         ========

Liabilities and
 Shareholders'
 Equity
  Interest-bearing
   deposits
    Interest
     checking
     accounts          $849   0.08      $858   0.09      $854   0.09
    Money market
     accounts         3,568   1.15     3,690   1.00     3,629   1.08
    Savings
     deposits           199   0.28       205   0.24       202   0.26
    Time deposits -
     under $100,000     181   2.38       182   2.07       181   2.22
    Time deposits -
     $100,000 and
     over               897   2.56       944   2.11       920   2.33
                    --------         --------         --------
     Total
      interest-
      bearing
      deposits        5,694   1.22     5,879   1.05     5,786   1.14

    Federal funds
     purchased and
     securities
     sold under
      repurchase
      agreements        315   2.88       254   2.33       284   2.64
    Other
     borrowings         518   3.85       519   3.53       519   3.69
                    --------         --------         --------
     Total
      interest-
      bearing
      liabilities     6,527   1.51     6,652   1.29     6,589   1.40
  Noninterest-
   bearing deposits   5,985            5,694            5,840
  Other liabilities     170              175              172
  Shareholders'
   equity             1,359            1,352            1,356
                    --------         --------         --------
     Total
      liabilities
      and
      shareholders'
      equity        $14,041          $13,873          $13,957
                    ========         ========         ========

Net interest spread           3.98 %           4.13 %           4.06 %
                             ======           ======           ======
Net interest margin           4.73 %           4.75 %           4.74 %
                             ======           ======           ======


CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

                                               2004
                                  ------------------------------------
                                  Fourth Quarter    Third Quarter
                                  ----------------  ----------------
                                  Average  Average  Average  Average
(Dollars in millions)             Balance  Rate     Balance  Rate
--------------------------------- -------- -------  -------- -------
Assets
 Interest-earning assets
  Loans
   Commercial                      $3,028  5.47  %   $2,996  5.30  %
   Commercial real estate
    mortgages                       1,850  6.30       1,838  6.14
   Residential mortgages            2,198  5.33       2,136  5.40
   Real estate construction           826  6.01         787  5.46
   Equity lines of credit             246  5.32         221  4.87
   Installment                        209  5.96         196  6.20
                                  --------          --------
   Total loans                      8,357  5.68       8,174  5.54
  Due from banks - interest-
   bearing                             92  1.84          39  0.86
  Federal funds sold and
   securities
   purchased under resale
    agreements                        579  1.98         659  1.48
  Securities available-for-sale     3,980  4.36       3,641  4.30
  Trading account securities           32  2.06          36  0.98
                                  --------          --------
   Total interest-earning assets   13,040  5.08      12,549  4.94
  Allowance for loan losses          (149)             (153)
  Cash and due from banks             446               432
  Other non-earning assets            784               784
                                  --------          --------
   Total assets                   $14,121           $13,612
                                  ========          ========

Liabilities and Shareholders' Equity
 Interest-bearing deposits
  Interest checking accounts         $858  0.08        $834  0.08
  Money market accounts             3,910  0.84       3,879  0.76
  Savings deposits                    206  0.25         208  0.25
  Time deposits - under $100,000      184  1.76         189  1.50
  Time deposits - $100,000 and over   864  1.76         811  1.48
                                  --------          --------
   Total interest-bearing deposits  6,022  0.87       5,921

  Federal funds purchased and
   securities sold under
   repurchase agreements              115  1.73         129  1.27
  Other borrowings                    557  2.77         561  2.30
                                  --------          --------
   Total interest-bearing
    liabilities                     6,694  1.05       6,611  0.91
 Noninterest-bearing deposits       5,917             5,575
 Other liabilities                    179               159
 Shareholders' equity               1,331             1,267
                                  --------          --------
   Total liabilities and
    shareholders' equity          $14,121           $13,612
                                  ========          ========

Net interest spread                        4.03  %           4.03  %
                                           =====             =====
Net interest margin                        4.54  %           4.46  %
                                           =====             =====

                                           2004
                    --------------------------------------------------
                    Second Quarter    First Quarter     Full Year
                    ---------------- ---------------- ----------------
                    Average  Average Average  Average Average  Average
(Dollars in         Balance   Rate   Balance   Rate   Balance   Rate
 millions)
---------------------------- ------- -------- ------- -------- -------
Assets
 Interest-earning
  assets
  Loans
   Commercial        $3,042   5.00 %  $3,104   5.09 %  $3,042   5.21 %
   Commercial real
    estate mortgages  1,813   6.09     1,808   6.28     1,827   6.24
   Residential
    mortgages         2,036   5.41     1,952   5.52     2,081   5.41
   Real estate
    construction        779   5.10       678   5.08       768   5.44
   Equity lines of
    credit              204   4.54       194   4.17       216   4.46
   Installment          180   6.13       150   6.24       184   6.13
                    --------         --------         --------
   Total loans        8,054   5.37     7,886   5.47     8,118   5.52
  Due from banks -
   interest-bearing      43   0.86        78   0.72        63   1.17
  Federal funds sold
   and securities
   purchased under
    resale
    agreements          439   1.02       175   0.99       464   1.48
  Securities
   available-for-
   sale               3,569   4.47     3,433   4.62     3,657   4.43
  Trading account
   securities            32   0.48        30   0.52        32   1.02
                    --------         --------         --------
   Total interest-
    earning assets   12,137   4.92    11,602   5.10    12,334   5.01
  Allowance for loan
   losses              (155)            (156)            (153)
  Cash and due from
   banks                446              447              443
  Other non-earning
   assets               795              724              772
                    --------         --------         --------
   Total assets     $13,223          $12,617          $13,396
                    ========         ========         ========

Liabilities and Shareholders' Equity
 Interest-bearing deposits
  Interest checking
   accounts            $825   0.08      $802   0.08      $792   0.09
  Money market
   accounts           3,649   0.68     3,421   0.68     3,712   0.75
  Savings deposits      212   0.27       205   0.26       249   0.21
  Time deposits -
   under $100,000       194   1.39       198   1.45       191   1.52
  Time deposits -
   $100,000 and over    811   1.33       912   1.29       850   1.47
                    --------         --------         --------
   Total interest-
    bearing deposits  5,691   0.70     5,538   0.71     5,794   0.76

  Federal funds
   purchased and
   securities sold
   under repurchase
    agreements          121   0.89       112   0.88       119   1.19
  Other borrowings      590   1.91       579   1.97       572   2.23
                    --------         --------         --------
   Total interest-
    bearing
    liabilities       6,402   0.81     6,229   0.83     6,485   0.90
 Noninterest-bearing
  deposits            5,431            4,995            5,481
 Other liabilities      160              171              167
 Shareholders' equity 1,230            1,222            1,263
                    --------         --------         --------
   Total liabilities
    and shareholders'
    equity          $13,223          $12,617          $13,396
                    ========         ========         ========

Net interest spread           4.11 %           4.27 %           4.11 %
                             ======           ======           ======
Net interest margin           4.49 %           4.66 %           4.54 %
                             ======           ======           ======


CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)



                                                   2005
                                     ---------------------------------
                                       Second        First     Year To
                                       Quarter      Quarter     Date
                                     -----------  -----------  -------
Per Common Share:
------------------------------------
 Shares Outstanding (in thousands):
 Average - Basic                         49,090       49,162    49,101
 Average - Diluted                       51,043       51,030    51,037
 Period-End                              49,145       48,958
Book Value                               $28.51       $26.97
Price:
 High                                    $72.90       $71.35    $72.90
 Low                                      66.84        67.49     66.84
 Period-end                               71.71        69.82


Capital Ratios (Dollars in millions):
------------------------------------
Risk-based capital
 Risk-adjusted assets                    $9,663       $9,410
 Tier I capital                          $1,151       $1,100
  Percentage of risk adjusted assets      11.91  %     11.69  %
 Total capital                           $1,493       $1,437
  Percentage of risk adjusted assets      15.45  %     15.27  %
 Tier I leverage ratio                     8.39  %      8.12  %
 Period-end shareholders' equity
  to total period-end assets               9.68  %      9.49  %
 Period-end tangible shareholders'
  equity to total period-end tangible
   assets                                  7.83  %      7.55  %
 Average shareholders' equity
  to total average assets                  9.68  %      9.75  %  9.71%
 Average tangible shareholders'
  equity to total average tangible assets  7.77  %      7.80  %  7.78%


                                              2004
                              ---------------------------------------
                              Fourth   Third  Second   First    Full
                              Quarter Quarter Quarter Quarter   Year
                              ------- ------- ------- ------- -------
Per Common Share:
------------------------------
 Shares Outstanding (in
  thousands):
 Average - Basic              49,195  49,076  48,796  48,732  48,950
 Average - Diluted            51,385  51,182  50,925  50,679  51,074
 Period-End                   49,238  49,127  49,015  48,553
Book Value                    $27.39  $26.73  $25.05  $25.54
Price:
 High                         $70.99  $68.65  $65.95  $63.55  $70.99
 Low                           64.34   61.87   57.36   57.36   57.36
 Period-end                    70.65   64.95   65.70   59.90


Capital Ratios (Dollars in millions):
------------------------------
Risk-based capital
 Risk-adjusted assets         $9,383  $9,129  $8,947  $8,777
 Tier I capital               $1,080  $1,036    $991    $935
  Percentage of risk adjusted
   assets                      11.51 % 11.35 % 11.08 % 10.65 %
 Total capital                $1,418  $1,369  $1,321  $1,265
  Percentage of risk adjusted
   assets                      15.11 % 14.99 % 14.77 % 14.41 %
 Tier I leverage ratio          7.83 %  7.80 %  7.68 %  7.60 %
 Period-end shareholders'
  equity to total period-end
  assets                        9.48 %  9.39 %  9.10 %  9.37 %
 Period-end tangible
  shareholders' equity
  to total period-end tangible
   assets                       7.56 %  7.43 %  7.05 %  7.24 %
 Average shareholders' equity
  to total average assets       9.42 %  9.31 %  9.30 %  9.69 %  9.42 %
 Average tangible
  shareholders' equity
  to total average tangible
   assets                       7.48 %  7.28 %  7.20 %  7.46 %  7.36 %


Senior Debt Credit Ratings
-------------------------------
     For The Period Ended June                Standard
      30, 2005                                    &
                                Moody's Fitch  Poor's   DBRS
                                ------- ----- -------- ------
      City National Bank          A2      A-     A-      A
      City National Corporation   A3      A-    BBB+   A(low)


    CONTACT: City National Corporation
             Financial/Investors:
             Christopher J. Carey, 310.888.6777
             Chris.Carey@cnb.com
             Media:
             Cary Walker, 213.833.4715
             Cary.Walker@cnb.com